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                                                                     EXHIBIT 8.1


                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]

                                 April 28, 1998


Onyx Acceptance Financial Corporation
8001 Irvine Center Drive, 6th Floor
Irvine, California 92618

        Re:    Onyx Acceptance Financial Corporation
               Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for Onyx Acceptance Financial Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by the Issuer of its Auto Loan Pass-Through Certificates (the "Pass-Through Certificates") or its Auto Loan Backed Notes (the "Notes"). The Pass-Through Certificates of a series are to be issued pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, between the Issuer, the administrator (the "Administrator") and the trustee (the "Trustee") authorizing such series. The Pooling and Servicing Agreement and the Sale and Servicing Agreement, each in the form filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, are herein referred to as the "Agreement." The Notes are to be issued pursuant to the Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The form of the Indenture filed as an exhibit to the Registration Statement is herein referred to as the "Indenture."

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's organizational documents, the form of Agreement and the form of Pass-Through Certificates included therein, the form of Indenture and form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates for each series will be sold as described in the Registration Statement. We have also assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered